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Exhibit (4)(1)         Form of Common Stock Certificate

                NUMBER                                           SHARES
             ------------                                     -------------

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


                         MARKETING WORLDWIDE CORPORATION

                             Total Authorized Issue
                       100,000,000 Shares $.001 Par Value
                                  Common Stock

THIS IS TO CERTIFY THAT________________________________________________ IS THE
OWNER OF __________________________________________________ fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.


WITNESS the seal of the Corporation and the signatures of its duly authorized officers.
DATED:


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SECRETARY                                                     PRESIDENT



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